Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-137505) of Warner Chilcott Limited of our report on the financial statements of Warner Chilcott PLC (Predecessor) dated July 15, 2005 except as related to the restatement (not presented therein), as to which the date is March 28, 2006, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Belfast

Northern Ireland

March 23, 2007